Exhibit 99.2
FY10 Q2 Conference Call January 26, 2010

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as "anticipates," "expects," "believes," "intends," "plans," "projects," "estimates," and similar expressions are used to identify these forward- looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under "Outlook." These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; the financial condition of our customers; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities. Other factors, risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2009, and the Form 10-Q for the quarter ended September 30, 2009, which are incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission. Forward- looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on January 26, 2010 regarding the Company's financial results for the fiscal quarter ended December 31, 2009 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Order Trend (US$ in millions) Page 3 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 858 796 562 475 576 724 777.9 Third straight quarter with book-to-bill ratio > 1

Change in Orders by Industry - December Quarter Page 4 Sequential YOY % of Total Automotive 6% 60% 16% Data 9% 55% 22% Telecom 8% 22% 25% Consumer Elect. (3%) 38% 20% Industrial 20% 26% 14% Medical / Military 26% 42% 3% TOTAL 7% 38% 100% Industrial recovery underway / Consumer decline due to seasonality

Orders by Channel and Geography - December Quarter Sequential YOY % of Total Distribution 15% 49% 26% OEM 4% 37% 56% EMS 8% 28% 18% TOTAL 7% 38% 100% Page 5 Sequential YOY % of Total Americas 13% 26% 25% Europe 12% 13% 16% APN (6%) 37% 21% APS 10% 66% 38% TOTAL 7% 38% 100% Distribution channel surging / Americas and Europe continuing to recover

Revenue Trend (US$ in millions) Page 6 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 872 839 667 506 570 674 729.6 16% below Q408 - still room to grow

Change in Revenue by Industry - December Quarter Page 7 Sequential YOY % of Revenue Automotive 14% 30% 16% Data 15% 24% 23% Telecom 6% (3%) 25% Consumer Elect. - 13% 21% Industrial 6% - 13% Medical / Military 25% (34%) 2% TOTAL 8% 9% 100% Very strong performance in Data / Seasonal trend in Consumer

(US$ in millions, except per-share data) Page 8 Qtr Ended Dec 09 Qtr Ended Sept 09 Qtr Ended Dec 08 Net Revenue $729.6 $674.0 $666.7 Gross Margin 29.1% 28.4% 26.4% SG&A Restructuring and Impairments $150.1 $25.6 $145.6 $55.9 $144.6 $132.9 Interest Income (Expense) ($1.3) ($1.0) $0.8 Other Income (Expense) ($0.7) $3.5 $18.4 Effective Tax Rate 44.6% (52.2%) (6.1%) Net Income (Loss) $19.3 ($11.6) ($87.2) % of Sales 2.6% (1.7%) (13.1%) E.P.S. $0.11 ($0.07) ($0.50) Avg. Shares Outstanding 174,575 173,486 174,636 Financial Summary - GAAP Steady P&L improvement as revenue recovers

GAAP to Non-GAAP Reconciliation Page 9 December Quarter Pretax After-Tax EPS GAAP $34.8 $19.3 $0.11 Restructuring Charge $25.6 $22.1 $0.13 Non-GAAP $60.4 $41.4 $0.24 Non-GAAP EPS exceeded guidance

Balance Sheet and Operating Metrics (US$ in millions) Page 10 Dec 31, 2009 Sep 30, 2009 Dec 31, 2008 Cash & Marketable Securities Total Debt* Net Cash $496.0 289.0 $207.0 $530.1 320.0 $210.1 $457.7 301.9 $155.8 Accounts Receivable Receivable Days Outstanding $626.4 76 days $614.9 75 days $600.9 87 days Inventory Inventory Days Outstanding $372.2 74 days $350.2 75 days $448.1 91 days Capital Expenditure Research & Development $47.7 $36.7 $45.6 $36.5 $51.3 $41.2 Cash Flow from Operations $71.2 $70.6 $101.3 Metrics are stable / Good cash flow *Total debt equals long-term debt plus current portion of long-term debt and short-term loans, less current portion of capital leases

Gross Margin Trend Page 11 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 0.31 0.297 0.264 0.185 0.241 0.284 0.291 Good gross margin leverage / more to come

SG&A Expense Trend Page 12 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 171.1 166.4 144.6 139.1 136.7 145.6 150.1 Spending in line with guidance 19.6% 19.8% 21.7% 27.5% 24.0% 21.6% 20.6% %Rev.

Restructuring Plan Update FY07 - FY09 FY10 FY11 TOTAL Restructuring Charge $198M $102M - $300M Year-over-year Savings $ 82M $89M $34M $205M Q1 Q2 Q3 Q4 FY10 Restructuring Charge $56M $26M $10M $ 10M $102M Year-over-year Savings $27M $26M $21M $15M $ 89M Sequential Savings $ 5M $ 1M $ 3M $ 6M Page 13 On track to close out restructuring in FY10

Outlook Page 14 March Fiscal Quarter Revenue $715 to $735 Million EPS GAAP $0.18 to $0.22 Restructuring Charge $0.04 Non-GAAP EPS $0.22 to $0.26 Assumes 30% effective tax rate